EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
SECOND QUARTER RESULTS
CHANDLER, AZ – July 31, 2025 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended June 30, 2025. Results include:

•Consolidated net sales decreased 3%, year to year while hardware net sales increased 2%, year over year
•Gross profit decreased 2% year to year to $442.3 million and gross margin expanded 10 basis points to 21.1%
•Consolidated net earnings decreased 46% year to year to $46.9 million
•Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) decreased 2% to $138.2 million year to year
•Diluted earnings per share of $1.46 decreased 36% year to year
•Adjusted diluted earnings per share of $2.45 was flat year to year
•Cash flows used in operating activities were $177.1 million
In the second quarter of 2025, net sales decreased 3%, year to year, to $2.1 billion, and gross profit decreased 2%, year to year, to $442.3 million. Gross margin expanded 10 basis points compared to the second quarter of 2024 to 21.1%. Earnings from operations of $86.5 million, or 4.1% of net sales, decreased 34% compared to $131.1 million in the second quarter of 2024, and attributable in part to partner program changes previously discussed, a loss on impairment of a real estate asset held for sale in the current year period and a net gain on revaluation of earnout liabilities in the prior year period. Adjusted earnings from operations of $129.0 million, or 6.2% of net sales, decreased 2%, year to year compared to $131.1 million in the second quarter of 2024. Consolidated net earnings were $46.9 million, or 2.2% of net sales, in the second quarter of 2025, down compared to the second quarter of 2024. Adjusted consolidated net earnings were $78.6 million, or 3.8% of net sales. Diluted earnings per share for the quarter was $1.46, down 36%, year to year, and Adjusted diluted earnings per share was $2.45, flat year to year.

"Our results in the second quarter met our expectations as we navigated a challenging environment driven by the partner program changes” stated Joyce Mullen, President and Chief Executive Officer. “Compared to our plans, we executed well. Our hardware business delivered year over year growth for the second consecutive quarter and we achieved strong profitability milestones: gross margin of 21.1% and Adjusted earnings from operations margin of 6.2% are both second quarter records," Mullen stated.
KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the second quarter of 2025 of $2.1 billion decreased 3%, year to year, when compared to the second quarter of 2024. Product net sales decreased 4%, year to year, and services net sales decreased 2%, year to year. Software product net sales decreased 14%, year to year, while hardware product net sales increased 2%, year over year.
•Net sales in North America decreased 3%, year to year, to $1.7 billion;
◦Product net sales decreased 2%, year to year, to $1.4 billion;
◦Services net sales decreased 6%, year to year, to $309.7 million;
•Net sales in EMEA decreased 5%, year to year, to $348.6 million; and
•Net sales in APAC decreased 3%, year to year, to $58.6 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 4%, year to year, with decreases in net sales in North America, EMEA and APAC of 3%, 11% and 1%, year to year, respectively.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit decreased 2% compared to the second quarter of 2024 to $442.3 million, with consolidated gross margin expanding 10 basis points to 21.1% of net sales. Product gross profit decreased 3%, year to year, and services gross profit decreased 2%, year to year. Cloud gross profit decreased 5%, year to year, and Insight Core services gross profit decreased 3%, year to year. By segment, gross profit:
•decreased 4% in North America, year to year, to $341.7 million (20.3% gross margin);
•increased 4% in EMEA, year over year, to $82.4 million (23.6% gross margin); and
•decreased 10% in APAC, year to year, to $18.2 million (31.1% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was down 3%, year to year, with decreases in gross profit in North America, EMEA and APAC of 3%, 2% and 8%, year to year.
•Consolidated earnings from operations decreased 34% compared to the second quarter of 2024 to $86.5 million, or 4.1% of net sales. By segment, earnings from operations:
•decreased 33% in North America, year to year, to $68.7 million, or 4.1% of net sales;
•decreased 47% in EMEA, year to year, to $11.2 million, or 3.2% of net sales; and
•decreased 19% in APAC, year to year, to $6.7 million, or 11.4% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations was down 34%, year to year, with decreases in earnings from operations in North America, EMEA and APAC of 32%, 49% and 18%, respectively, year to year.
•Adjusted earnings from operations decreased 2% compared to the second quarter of 2024 to $129.0 million, or 6.2% of net sales. By segment, Adjusted earnings from operations:
•decreased 1% in North America, year to year, to $102.9 million, or 6.1% of net sales;
•increased 1% in EMEA, year over year, to $19.4 million, or 5.6% of net sales; and
•decreased 21% in APAC, year to year, to $6.7 million, or 11.4% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations decreased 2%, with decreases in Adjusted earnings from operations in EMEA and APAC of 3% and 19%, respectively, year to year, while Adjusted earnings from operations in North America remained flat year to year.
•Consolidated net earnings and diluted earnings per share for the second quarter of 2025 were $46.9 million and $1.46, respectively, at an effective tax rate of 26.9%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2025 were $78.6 million and $2.45, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share decreased 1%, year to year.
In discussing financial results for the three and six months ended June 30, 2025 and 2024 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). When referring to non-GAAP measures, the Company refers to them as “Adjusted.” See “Use of Non-GAAP Financial Measures” for additional information. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates. These are also considered to be non-GAAP measures. The Company believes providing this information excluding the effects of fluctuating foreign currency exchange rates provides valuable supplemental information to investors regarding its underlying business and results of operations, consistent with how the Company and its management evaluate the Company’s performance. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period. The performance measures excluding the effects of fluctuating foreign currency exchange rates should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2025, we expect Adjusted diluted earnings per share to be between $9.70 and $10.10. We expect gross profit to be approximately flat from 2024 and that our gross margin will be approximately 20%.
This outlook assumes:
•interest expense of $75 to $80 million;
•an effective tax rate of approximately 25% to 26% for the full year;
•capital expenditures of $30 to $35 million; and
•an average share count for the full year of 32.4 million shares, reflecting the settlement of the remaining warrants associated with our convertible senior notes (the “Convertible Notes”) in 2025.
This outlook excludes acquisition-related intangibles amortization expense of approximately $74.4 million, and assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net, no significant change in our debt instruments, and no significant change in the macroeconomic environment, whether due to tariffs or otherwise. Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses. Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2025 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss second quarter 2025 results of operations. A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call. To access the live conference call, please register in advance using the event link on the Company's web site. Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”. Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) gains and losses from revaluation of acquisition related earnout liabilities, (vii) certain third-party data center service outage related expenses and recoveries, (viii) impairment losses on long lived real estate assets now held for sale, and (ix) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business to help us achieve our strategic objectives including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. Adjusted net earnings and Adjusted diluted earnings per share also exclude a net loss on revaluation of warrant settlement liabilities. Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the period was in excess of $68.32, which was the initial conversion price of the Convertible Notes, which matured in February 2025. Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs (viii) certain acquisition and integration related expenses, (ix) gains and losses from revaluation of acquisition related earnout liabilities, (x) gains and losses from the revaluation of warrant settlement liabilities, (xi) certain third-party data center service outage related expenses and recoveries, and (xii) impairment losses on long lived real estate assets now held for sale. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, (vi) certain third-party data center service outage related expenses and recoveries, (vii) gains and losses from revaluation of acquisition related earnout liabilities, (viii) impairment losses on long lived real estate assets now held for sale, and (ix) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	change	2025	2024	change
Insight Enterprises, Inc.
Net sales:
Products	$1,665,290	$1,726,435	(4%)	$3,373,090	$3,690,390	(9%)
Services	$426,192	$435,227	(2%)	$821,948	$850,757	(3%)
Total net sales	$2,091,482	$2,161,662	(3%)	$4,195,038	$4,541,147	(8%)
Gross profit	$442,327	$453,365	(2%)	$848,804	$894,293	(5%)
Gross margin	21.1%	21.0%	10 bps	20.2%	19.7%	50 bps
Selling and administrative expenses	$352,314	$317,234	11%	$691,487	$654,668	6%
Severance and restructuring expenses, net	$3,405	$4,868	(30%)	$10,431	$7,095	47%
Acquisition and integration related expenses	$76	$190	(60%)	$251	$1,471	(83%)
Earnings from operations	$86,532	$131,073	(34%)	$146,635	$231,059	(37%)
Net earnings	$46,932	$87,444	(46%)	$54,446	$154,471	(65%)
Diluted earnings per share	$1.46	$2.27	(36%)	$1.63	$4.01	(59%)

Sales Mix			**			**
Hardware	57%	54%	2%	56%	51%	1%
Software	23%	26%	(14%)	25%	30%	(25%)
Services	20%	20%	(2%)	19%	19%	(3%)
	100%	100%	(3%)	100%	100%	(8%)

North America
Net sales:
Products	$1,374,612	$1,402,732	(2%)	$2,777,639	$2,989,038	(7%)
Services	$309,692	$329,625	(6%)	$607,308	$648,141	(6%)
Total net sales	$1,684,304	$1,732,357	(3%)	$3,384,947	$3,637,179	(7%)
Gross profit	$341,692	$354,107	(4%)	$661,144	$703,950	(6%)
Gross margin	20.3%	20.4%	(10) bps	19.5%	19.4%	10 bps
Selling and administrative expenses	$270,340	$248,192	9%	$535,721	$511,112	5%
Severance and restructuring expenses, net	$2,554	$3,922	(35%)	$5,665	$5,541	2%
Acquisition and integration related expenses	$76	$180	(58%)	$246	$1,461	(83%)
Earnings from operations	$68,722	$101,813	(33%)	$119,512	$185,836	(36%)

Sales Mix			**			**
Hardware	64%	60%	4%	61%	56%	3%
Software	18%	21%	(18%)	21%	26%	(27%)
Services	18%	19%	(6%)	18%	18%	(6%)
	100%	100%	(3%)	100%	100%	(7%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	change	2025	2024	change
EMEA
Net sales:
Products	$260,330	$292,256	(11%)	$527,490	$631,822	(17%)
Services	$88,284	$76,617	15%	$163,952	$149,892	9%
Total net sales	$348,614	$368,873	(5%)	$691,442	$781,714	(12%)
Gross profit	$82,434	$79,142	4%	$154,361	$154,175	—%
Gross margin	23.6%	21.5%	210 bps	22.3%	19.7%	260 bps
Selling and administrative expenses	$70,475	$57,264	23%	$133,538	$120,569	11%
Severance and restructuring expenses, net	$803	$861	(7%)	$4,656	$1,399	> 100%
Acquisition and integration related expenses	$—	$10	*	$—	$10	*
Earnings from operations	$11,156	$21,007	(47%)	$16,167	$32,197	(50%)

Sales Mix			**			**
Hardware	31%	34%	(13%)	34%	34%	(9%)
Software	44%	45%	(9%)	42%	47%	(22%)
Services	25%	21%	15%	24%	19%	9%
	100%	100%	(5%)	100%	100%	(12%)

APAC
Net sales:
Products	$30,348	$31,447	(3%)	$67,961	$69,530	(2%)
Services	$28,216	$28,985	(3)%	$50,688	$52,724	(4%)
Total net sales	$58,564	$60,432	(3%)	$118,649	$122,254	(3%)
Gross profit	$18,201	$20,116	(10%)	$33,299	$36,168	(8%)
Gross margin	31.1%	33.3%	(220) bps	28.1%	29.6%	(150) bps
Selling and administrative expenses	$11,499	$11,778	(2)%	$22,228	$22,987	(3)%
Severance and restructuring expenses, net	$48	$85	(44%)	$110	$155	(29%)
Acquisition and integration related expenses	$—	$—	*	$5	$—	*
Earnings from operations	$6,654	$8,253	(19%)	$10,956	$13,026	(16%)

Sales Mix			**			**
Hardware	15%	17%	(14%)	13%	14%	(14)%
Software	37%	35%	1%	44%	43%	2%
Services	48%	48%	(3%)	43%	43%	(4%)
	100%	100%	(3%)	100%	100%	(3%)
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, gross margin, and Adjusted selling and administrative expenses, as well as the Company’s other key performance indicators, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count, the Company’s expectations regarding cash flow, the Company’s expectations regarding supply constraints, future trends in the IT market, the effects of tariffs and trade policies, and the Company’s business strategy and strategic initiatives, all of which are inherently subject to risks and uncertainties, and some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent filings with the SEC:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can and do change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances including generative artificial intelligence and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics;
•disruptions in our IT systems and voice and data networks;
•cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations;
•intellectual property infringement claims and challenges to our copyrights, patents, trademarks and trade names;
•potential liability and competitive risk based on the development, adoption, and use of Generative Artificial Intelligence;
•legal proceedings, client audits and failure to comply with laws and regulations;
•risks of termination, delays in payment, audits and investigations related to our public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•potential contractual disputes or collection matters with our clients and third-party suppliers;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and
•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	JAMES MORGADO
CHIEF FINANCIAL OFFICER
TEL. 480.333.3251
EMAIL james.morgado@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales:
Products	$1,665,290	$1,726,435	$3,373,090	$3,690,390
Services	426,192	435,227	821,948	850,757
Total net sales	2,091,482	2,161,662	4,195,038	4,541,147
Costs of goods sold:
Products	1,480,777	1,536,270	3,012,603	3,307,854
Services	168,378	172,027	333,631	339,000
Total costs of goods sold	1,649,155	1,708,297	3,346,234	3,646,854
Gross profit	442,327	453,365	848,804	894,293
Operating expenses:
Selling and administrative expenses	352,314	317,234	691,487	654,668
Severance and restructuring expenses, net	3,405	4,868	10,431	7,095
Acquisition and integration related expenses	76	190	251	1,471
Earnings from operations	86,532	131,073	146,635	231,059
Non-operating expense (income):
Interest expense, net	22,352	14,190	37,977	26,747
Other expense (income), net	13	(469)	25,482	(1,232)
Earnings before income taxes	64,167	117,352	83,176	205,544
Income tax expense	17,235	29,908	28,730	51,073
Net earnings	$46,932	$87,444	$54,446	$154,471

Net earnings per share:
Basic	$1.48	$2.69	$1.71	$4.74
Diluted	$1.46	$2.27	$1.63	$4.01

Shares used in per share calculations:
Basic	31,780	32,565	31,809	32,580
Diluted	32,121	38,567	33,402	38,501

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$309,135	$259,234
Accounts receivable, net	5,479,172	4,172,104
Inventories	147,489	122,581
Contract assets, net	63,909	81,980
Other current assets	300,309	208,723
Total current assets	6,300,014	4,844,622

Long-term contract assets, net	64,872	86,953
Property and equipment, net	191,165	215,678
Goodwill	905,218	893,516
Intangible assets, net	393,781	426,493
Long-term accounts receivable	748,105	845,943
Other assets	125,611	135,373
	$8,728,766	$7,448,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$4,167,396	$3,059,667
Accounts payable – inventory financing facilities	220,791	217,604
Accrued expenses and other current liabilities	507,204	512,052
Current portion of long-term debt	13	332,879
Total current liabilities	4,895,404	4,122,202

Long-term debt	1,324,992	531,233
Deferred income taxes	51,058	64,459
Long-term accounts payable	701,149	799,546
Other liabilities	150,680	160,527
	7,123,283	5,677,967
Stockholders’ equity:
Preferred stock	—	—
Common stock	314	318
Additional paid-in capital	150,621	342,893
Retained earnings	1,489,617	1,508,558
Accumulated other comprehensive loss – foreign currency translation adjustments	(35,069)	(81,158)
Total stockholders’ equity	1,605,483	1,770,611
	$8,728,766	$7,448,578

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$54,446	$154,471
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	51,711	46,451
Provision for losses on accounts receivable	2,269	2,158
Provision for losses on contract assets	3,926	3,038
Non-cash stock-based compensation	17,909	16,900
Net change on revaluation of earnout liabilities	15,364	(24,207)
Deferred income taxes	(13,689)	(3,535)
Net loss on revaluation of warrant settlement liabilities	25,069	—
Impairment loss on long lived real estate asset	12,588	—
Amortization of debt issuance costs	2,344	2,590
Other adjustments	(843)	2,749
Changes in assets and liabilities:
Increase in accounts receivable	(1,128,707)	(598,219)
(Increase) decrease in inventories	(23,243)	34,366
Decrease in contract assets	36,227	42,911
Decrease (increase) in long-term accounts receivable	103,073	(235,690)
Increase in other assets	(61,411)	(52,087)
Increase in accounts payable	950,439	734,222
(Decrease) increase in long-term accounts payable	(103,511)	237,652
Decrease in accrued expenses and other liabilities	(42,962)	(70,806)
Net cash (used in) provided by operating activities:	(99,001)	292,964
Cash flows from investing activities:
Proceeds from sale of assets	—	3,970
Purchases of property and equipment	(11,978)	(18,644)
Acquisitions, net of cash and cash equivalents acquired	—	(264,374)
Net cash used in investing activities:	(11,978)	(279,048)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	3,103,360	2,451,966
Repayments on ABL revolving credit facility	(2,322,961)	(2,872,410)
Warrants settlement	(221,968)	—
Repayment of principal on the Convertible Notes	(333,091)	(16,895)
Net borrowings (repayments) under inventory financing facilities	2,077	(12,987)
Proceeds from issuance of senior unsecured notes	—	500,000
Payment of debt issuance costs	—	(7,854)
Repurchases of common stock	(76,118)	(35,000)
Earnout and acquisition related payments	—	(18,296)
Other payments	(12,181)	(9,147)
Net cash provided by (used in) financing activities:	139,118	(20,623)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	21,959	(5,728)
Increase (decrease) in cash, cash equivalents and restricted cash	50,098	(12,435)
Cash, cash equivalents and restricted cash at beginning of period	261,467	270,785
Cash, cash equivalents and restricted cash at end of period	$311,565	$258,350

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$86,532	$131,073	$146,635	$231,059
Amortization of intangible assets	18,668	17,357	37,216	32,282
Change in fair value of earnout liabilities	164	(25,148)	15,364	(24,207)
Other*	23,599	7,810	32,100	13,708
Adjusted non-GAAP consolidated EFO	$128,963	$131,092	$231,315	$252,842

GAAP EFO as a percentage of net sales	4.1%	6.1%	3.5%	5.1%
Adjusted non-GAAP EFO as a percentage of net sales	6.2%	6.1%	5.5%	5.6%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$46,932	$87,444	$54,446	$154,471
Amortization of intangible assets	18,668	17,357	37,216	32,282
Change in fair value of earnout liabilities	164	(25,148)	15,364	(24,207)
Net loss on revaluation of warrant settlement liabilities	—	—	25,069	—
Other*	23,599	7,810	32,100	13,708
Income taxes on non-GAAP adjustments	(10,780)	(734)	(17,787)	(6,173)
Adjusted non-GAAP consolidated net earnings	$78,583	$86,729	$146,408	$170,081

GAAP net earnings as a percentage of net sales	2.2%	4.0%	1.3%	3.4%
Adjusted non-GAAP net earnings as a percentage of net sales	3.8%	4.0%	3.5%	3.7%

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$1.46	$2.27	$1.63	$4.01
Amortization of intangible assets	0.58	0.45	1.11	0.84
Change in fair value of earnout liabilities	0.01	(0.65)	0.46	(0.63)
Net loss on revaluation of warrant settlement liabilities	—	—	0.75	—
Other*	0.73	0.20	0.96	0.36
Income taxes on non-GAAP adjustments	(0.33)	(0.02)	(0.53)	(0.16)
Impact of benefit from note hedge	—	0.21	0.12	0.41
Adjusted non-GAAP diluted EPS	$2.45	$2.46	$4.50	$4.83

Shares used in diluted EPS calculation	32,121	38,567	33,402	38,501
Impact of benefit from note hedge	—	(3,322)	(865)	(3,275)
Shares used in Adjusted non-GAAP diluted EPS calculation	32,121	35,245	32,537	35,226

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$68,722	$101,813	$119,512	$185,836
Amortization of intangible assets	16,817	15,588	33,621	28,734
Change in fair value of earnout liabilities	(3,299)	(20,684)	11,901	(20,219)
Other**	20,671	6,712	24,842	11,862
Adjusted non-GAAP EFO from North America segment	$102,911	$103,429	$189,876	$206,213

GAAP EFO as a percentage of net sales	4.1%	5.9%	3.5%	5.1%
Adjusted non-GAAP EFO as a percentage of net sales	6.1%	6.0%	5.6%	5.7%

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$11,156	$21,007	$16,167	$32,197
Amortization of intangible assets	1,851	1,660	3,595	3,330
Change in fair value of earnout liabilities	3,463	(4,464)	3,463	(3,988)
Other	2,880	1,013	7,143	1,691
Adjusted non-GAAP EFO from EMEA segment	$19,350	$19,216	$30,368	$33,230

GAAP EFO as a percentage of net sales	3.2%	5.7%	2.3%	4.1%
Adjusted non-GAAP EFO as a percentage of net sales	5.6%	5.2%	4.4%	4.3%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$6,654	$8,253	$10,956	$13,026
Amortization of intangible assets	—	109	—	218
Other	48	85	115	155
Adjusted non-GAAP EFO from APAC segment	$6,702	$8,447	$11,071	$13,399

GAAP EFO as a percentage of net sales	11.4%	13.7%	9.2%	10.7%
Adjusted non-GAAP EFO as a percentage of net sales	11.4%	14.0%	9.3%	11.0%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA:
GAAP consolidated net earnings	$46,932	$87,444	$54,446	$154,471
Interest expense	24,293	16,859	42,032	32,128
Income tax expense	17,235	29,908	28,730	51,073
Depreciation and amortization of property and equipment	7,264	7,208	14,495	14,169
Amortization of intangible assets	18,668	17,357	37,216	32,282
Change in fair value of earnout liabilities	164	(25,148)	15,364	(24,207)
Net loss on revaluation of warrant settlement liabilities	—	—	25,069	—
Other*	23,599	7,810	32,100	13,708
Adjusted non-GAAP EBITDA	$138,155	$141,438	$249,452	$273,624

GAAP consolidated net earnings as a percentage of net sales	2.2%	4.0%	1.3%	3.4%
Adjusted non-GAAP EBITDA as a percentage of net sales	6.6%	6.5%	5.9%	6.0%
*    Includes transformation costs of $7.0 million and $5.6 million for the three months ended June 30, 2025 and 2024, respectively, and $8.3 million and $7.9 million for the six months ended June 30, 2025 and 2024, respectively. Includes severance and restructuring expenses, net of $3.4 million and $4.9 million for the three months ended June 30, 2025 and 2024, respectively and $10.4 million and $7.1 million for the six months ended June 30, 2025 and 2024, respectively. Includes an impairment loss on a long lived real estate asset now held for sale of $12.6 million for both the three and six months ended June 30, 2025. Includes certain third-party data center service outage related expenses of $0.5 million for both the three and six months ended June 30, 2025, and net recoveries of $3.4 million for both the three and six months ended June 30, 2024.
**    Includes transformation costs of $4.9 million and $5.6 million for the three months ended June 30, 2025 and 2024, respectively, and $5.8 million and $7.9 million for the six months ended June 30, 2025 and 2024, respectively. Includes severance and restructuring expenses, net of $2.6 million and $3.9 million for the three months ended June 30, 2025 and 2024, respectively, and $5.7 million and $5.5 million for the six months ended June 30, 2025 and 2024, respectively. Includes an impairment loss on a long lived real estate asset now held for sale of $12.6 million for both the three and six months ended June 30, 2025. Includes certain third-party data center service outage related expenses of $0.5 million for both the three and six months ended June 30, 2025, and net recoveries of $3.4 million for both the three and six months ended June 30, 2024.

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended June 30,
	2025	2024
Adjusted return on invested capital:
GAAP consolidated EFO	$304,160	$454,782
Amortization of intangible assets	74,515	51,918
Change in fair value of earnout liabilities	31,722	(24,207)
Other[5]	70,448	38,811
Adjusted non-GAAP consolidated EFO	480,845	521,304
Income tax expense[1]	125,020	135,539
Adjusted non-GAAP consolidated EFO, net of tax	$355,825	$385,765
Average stockholders’ equity[2]	$1,716,177	$1,706,754
Average debt[2]	1,046,438	835,041
Average cash[2]	(292,795)	(268,885)
Invested Capital	$2,469,820	$2,272,910

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	9.11%	14.81%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	14.41%	16.97%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $79,082 and $118,243 for the twelve months ended June 30, 2025 and 2024, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $18.7 million and $14.2 million for the twelve months ended June 30, 2025 and 2024, respectively. Includes certain third-party data center service outage related expenses, net of recoveries of $1.8 million and $1.6 million for the twelve months ended June 30, 2025 and 2024, respectively. Includes severance and restructuring expenses, net of $34.9 million and $13.2 million for the twelve months ended June 30, 2025 and 2024, respectively. Includes an impairment loss on a long-lived real estate asset now held for sale of $12.6 million for the twelve months ended June 30, 2025.
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